Exhibit 107

Calculation of Filing Fee Table

Form F-1
(Form Type)

Boqii Holding Limited
(Exact Name of Registrant as Specified in its Charter)

Table 1 – Newly Registered Securities

	Security Type	Security Class Title(1)	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price(2)	Fee Rate	Amount of Registration Fee
Fees Paid	Equity	Ordinary shares, par value $0.001 per share	Rule 457(c)	300,000,000	$0.01527	$4,581,000	$153.10 per $1,000,000	$701.35
	Total Offering Amount					$4,581,000		$701.35
	Total Fees Previously Paid							0
	Total Fee Offsets							N/A
	Net Fee Due							$701.35

(1)	Each American Depositary Share (“ADS”) represents one hundred and fifty ordinary shares, par value $0.001 per share (each an “Ordinary Share”). The ADSs issuable upon deposit of Ordinary Shares registered herby will be registered under a separate registration statement on Form F-6.

(2)	Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the ADSs, each of which represents one hundred and fifty Ordinary Shares, on The New York Stock Exchange American on March 24, 2025. This calculation is in accordance with Rule 457(c).